EXHIBIT 95

MINE SAFETY DISCLOSURE EXHIBIT

The operation of the Company’s U.S. aggregate quarries and mines (including the mining operations of the cement product line) is subject to regulation by the federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). MSHA inspects the Company’s quarries and mines (and cement plants) on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. Whenever MSHA issues a citation or order, it also generally proposes a civil penalty, or fine, related to the alleged violation. Citations or orders can be contested and appealed, and as part of that process, are often reduced in severity and amount, and are sometimes dismissed.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act), the Company is required to present information regarding certain mining safety and health citations which MSHA has issued with respect to its aggregates mining operations in its periodic reports filed with the Securities and Exchange Commission (the “SEC”). In evaluating this information, consideration should be given to factors such as: (i) the number of citations and orders will vary depending on the size of the quarry or mine and type of operations (underground or surface), (ii) the number of citations issued will vary from inspector to inspector and location to location, and (iii) citations and orders can be contested and appealed, and in that process, may be reduced in severity and amount, and are sometimes dismissed.

We have provided information below in response to the rules and regulations of the SEC issued under Section 1503(a) of the Dodd-Frank Act. The disclosures reflect U.S. mining operations only, as the requirements of the Dodd-Frank Act and the SEC rules and regulations thereunder do not apply to our quarries and mines operated outside the United States.

The Company presents the following items regarding certain mining safety and health matters for the year ended December 31, 2018 (Appendix 1):

•

Total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard under section 104 of the Mine Act for which the Company received a citation from MSHA (hereinafter, “Section 104 S&S Citations”). If MSHA determines that a violation of a mandatory health or safety standard is reasonably likely to result in a reasonably serious injury or illness under the unique circumstance contributed to by the violation, MSHA will classify the violation as a “significant and substantial” violation (commonly referred to as a “S&S” violation). MSHA inspectors will classify each citation or order written as a “S&S” violation or not.

•

Total number of orders issued under section 104(b) of the Mine Act (hereinafter, “Section 104(b) Orders”). These orders are issued for situations in which MSHA determines a previous violation covered by a Section 104(a) citation has not been totally abated within the prescribed time period, so a further order is needed to require the mine operator to immediately withdraw all persons (except certain authorized persons) from the affected area of a quarry or mine.

•

Total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under Section 104(d) of the Mine Act (hereinafter, “Section 104(d) Citations and Orders”). These violations are similar to those described above, but the standard is that the violation could significantly and substantially contribute to the cause and effect of a safety or health hazard, but the conditions do not cause imminent danger, and the MSHA inspector finds that the violation is caused by an unwarranted failure of the operator to comply with the health and safety standards.

•

Total number of flagrant violations under section 110(b)(2) of the Mine Act (hereinafter, “Section 110(b)(2) Violations”). These violations are penalty violations issued if MSHA determines that violations are “flagrant”, for which civil penalties may be assessed. A “flagrant” violation means a reckless or repeated failure to make reasonable efforts to eliminate a known violation of a mandatory health or safety standard that substantially and proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.

•

Total number of imminent danger orders issued under section 107(a) of the Mine Act (hereinafter, “Section 107(a) Orders”). These orders are issued for situations in which MSHA determines an imminent danger exists in the quarry or mine and results in orders of immediate withdrawal of all persons (except certain authorized persons) from the area of the quarry or mine affected by its condition until the imminent danger and the underlying conditions causing the imminent danger no longer exist.

•

Total Dollar Value of MSHA Assessments Proposed. These are the amounts of proposed assessments issued by MSHA with each citation or order for the time period covered by the report. Penalties are assessed by MSHA according to a formula that considers a number of factors, including the mine operator’s history, size, negligence, gravity of the violation, good faith in trying to correct the violation promptly, and the effect of the penalty on the operator’s ability to continue in business.

•

Total Number of Mining-Related Fatalities. Mines subject to the Mine Act are required to report all fatalities occurring at their facilities unless the fatality is determined to be “non-chargeable” to the mining industry. The final rules of the SEC require disclosure of mining-related fatalities at mines subject to the Mine Act. Only fatalities determined by MSHA not to be mining-related may be excluded.

•

Receipt of written notice from MSHA of a pattern (or a potential to have such a pattern) of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of other mine health or safety hazards under section 104(e) of the Mine Act. If MHSA determines that a mine has a “pattern” of these types of violations, or the potential to have such a pattern, MSHA is required to notify the mine operator of the existence of such a thing.

•	Legal Actions Pending as of the Last Day of Period.

•	Legal Actions Initiated During Period.

•	Legal Actions Resolved During Period.

The Federal Mine Safety and Health Review Commission (the “Commission”) is an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act. The cases may involve, among other questions, challenges by operators to citations, orders and penalties they have received from MSHA, or complaints of discrimination by miners under Section 105 of the Mine Act. Appendix 1 shows, for each of the Company’s quarries and mines identified, as of December 31, 2018, the number of legal actions pending before the Commission, along with the number of legal actions initiated before the Commission during the year as well as resolved during the year. In addition, Appendix 1 includes a footnote to the column for legal actions before the Commission pending as of the last day of the period, which footnote breaks down that total number of legal actions pending by categories according to the type of proceeding in accordance with various categories established by the Procedural Rules of the Commission.

Appendix 1 attached

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/ $Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Appendix 1* Legal Actions Resolved During Period (#)

Alexander Quarry	BN5	0	0	0	0	0	$0	0	no	no	0	0	0

Amelia Quarry	4407372	0	0	0	0	0	$0	0	no	no	0	0	0

American Stone	3100189	0	0	0	0	0	$0	0	no	no	0	0	0

Anderson Creek Quarry	4402963	0	0	0	0	0	$517	0	no	no	0	0	0

Arrowood Quarry	3100059	0	0	0	0	0	$427	0	no	no	0	0	0

Asheboro Quarry	3100066	0	0	0	0	0	$354	0	no	no	0	0	0

Bakers Quarry	3100071	0	0	0	0	0	$0	0	no	no	0	0	0

Belgrade Quarry	3100064	0	0	0	0	0	$0	0	no	no	0	0	0

Benson Quarry	3101979	0	0	0	0	0	$236	0	no	no	0	0	0

Berkeley Quarry	3800072	0	0	0	0	0	$236	0	no	no	0	0	0

Bessemer City Quarry	3101105	0	0	0	0	0	$0	0	no	no	0	0	0

Black Ankle Quarry	3102220	0	0	0	0	0	$0	0	no	no	0	0	0

Bonds Quarry	3101963	0	0	0	0	0	$236	0	no	no	0	0	0

Boonesboro Quarry	1800024	0	0	0	0	0	$0	0	no	no	0	0	0

Burlington Quarry	3100042	0	0	0	0	0	$0	0	no	no	0	0	0

Caldwell Quarry	3101869	0	0	0	0	0	$0	0	no	no	0	0	0

Calhoun Sand	3800716	0	0	0	0	0	$0	0	no	no	0	0	0

Castle Hayne Quarry	3100063	1	0	0	0	0	$738	0	no	no	0	0	0

Cayce	3800016	0	0	0	0	0	$663	0	no	no	0	0	0

Central Rock Quarry	3100050	0	0	0	0	0	$0	0	no	no	0	0	0

Charlotte Quarry	3100057	0	0	0	0	0	$0	0	no	no	0	0	0

Churchville Quarry	1800012	0	0	0	0	0	$118	0	no	no	0	0	0

Clarks Quarry	3102009	0	0	0	0	0	$0	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/ $Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Appendix 1* Legal Actions Resolved During Period (#)

Cumberland Quarry	3102237	0	0	0	0	0	$0	0	no	no	0	0	0

Denver Quarry	3101971	0	0	0	0	0	$236	0	no	no	0	0	0

Doswell Quarry VA	4400045	0	0	0	0	0	$309	0	no	no	0	0	0

East Alamance Quarry	3102021	0	0	0	0	0	$0	0	no	no	0	0	0

Edmund Sand	3800662	0	0	0	0	0	$118	0	no	no	0	0	0

Fountain Quarry	3100065	1	0	0	0	0	$1,398	0	no	no	0	0	0

Franklin Quarry	3102130	1	0	0	0	0	$326	0	no	no	0	0	0

Frederick Quarry	1800013	0	0	0	0	0	$309	0	no	no	0	0	0

Fuquay Quarry	3102055	0	0	0	0	0	$0	0	no	no	0	0	0

Garner Quarry	3100072	1	0	0	0	0	$404	0	no	no	0	0	0

Georgetown II Quarry	3800525	0	0	0	0	0	$0	0	no	no	0	0	0

Hickory Quarry	3100043	0	0	0	0	0	$0	0	no	no	0	0	0

Hicone	3102088	0	0	0	0	0	$0	0	no	no	0	0	0

Jamestown Quarry	3100051	0	0	0	0	0	$118	0	no	no	0	0	0

Kannapolis Quarry	3100070	0	0	0	0	0	$0	0	no	no	0	0	0

Kent Sand & Gravel	1800745	0	0	0	0	0	$0	0	no	no	0	0	0

Kings Mountain Quarry	3100047	0	0	0	0	0	$413	0	no	no	0	0	0

Lemon Springs Quarry	3101104	0	0	0	0	0	$0	0	no	no	0	0	0

Loamy Sand Gravel	3800721	0	0	0	0	0	$151	0	no	no	0	0	0

Maiden Quarry	3102125	0	0	0	0	0	$0	0	no	no	0	0	0

Mallard Creek Quarry	3102006	0	0	0	0	0	$472	0	no	no	0	0	0

Matthews Quarry	3102084	0	0	0	0	0	$0	0	no	no	0	0	0

Medford Quarry	1800035	0	0	0	0	0	$118	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/ $Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Appendix 1* Legal Actions Resolved During Period (#)

Midlothian Quarry	4403767	0	0	0	0	0	$0	0	no	no	0	0	0

North Columbia	3800146	1	0	1	0	0	$3,543	0	no	no	0	0	0

North East Quarry	1800417	1	0	0	0	0	$650	0	no	no	0	0	0

Old Charleston Sand	3800702	0	0	0	0	0	$118	0	no	no	0	0	0

Onslow Quarry	3102120	0	0	0	0	0	$0	0	no	no	0	0	0

Pinesburg Quarry	1800021	0	0	0	0	0	$354	0	no	no	0	0	0

Pomona Quarry	3100052	0	0	0	0	0	$0	0	no	no	0	0	0

Raleigh Durham Quarry	3101941	0	0	0	0	0	$118	0	no	no	0	0	0

Red Hill Quarry	4400072	2	0	0	0	0	$1,217	0	no	no	0	0	0

Reidsville Quarry	3100068	1	0	0	0	0	$811	0	no	no	0	0	0

Rock Hill Quarry	3800026	0	0	0	0	0	$151	0	no	no	0	0	0

Rocky Point Quarry	3101956	0	0	0	0	0	0	0	no	no	0	0	0

Rocky River Quarry	3102033	0	0	0	0	0	$118	0	no	no	0	0	0

Salem Stone	3102038	0	0	0	0	0	$118	0	no	no	0	0	0

Statesville Quarry	3100055	2	0	0	0	0	$1,410	0	no	no	0	0	0

Texas Quarry	1800009	2	0	0	0	0	$8,576	0	no	no	0	0	0

Thomasville Quarry	3101475	0	0	0	0	0	$0	0	no	no	0	0	0

Warfordsburg Quarry	3600168	0	0	0	0	0	$387	0	no	no	0	0	0

Wilmington Sand	3101308	0	0	0	0	0	$0	0	no	no	0	0	0

Wilson Quarry	3102230	0	0	0	0	0	$0	0	no	no	0	0	0

Woodleaf Quarry	3100069	0	0	0	0	0	$0	0	no	no	0	0	0

(45) North Indianapolis SURFACE	1200002	1	0	0	0	0	$758	0	no	no	0	0	0

Apple Grove S G	3301676	0	0	0	0	0	$374	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/ $Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Appendix 1* Legal Actions Resolved During Period (#)

Belmont Sand	1201911	0	0	0	0	0	$236	0	no	no	0	0	0

Bowling Green North Quarry	1500065	0	0	0	0	0	$236	0	no	no	0	0	0

Bowling Green South Quarry	1500025	0	0	0	0	0	$354	0	no	no	0	0	0

Burning Springs Mine	4608862	0	0	0	0	0	$118	0	no	no	0	0	1

Carmel Sand	1202124	0	0	0	0	0	$118	0	no	no	0	0	0

Cedarville Quarry	3304072	2	0	0	0	0	$672	0	no	no	0	0	0

Cloverdale Quarry	1201744	0	0	0	0	0	$0	0	no	no	0	0	0

Cumberland Quarry	1500037	0	0	0	0	0	$0	0	no	no	0	0	0

E Town Sand Gravel	3304279	1	0	0	0	0	$326	0	no	no	0	0	0

Fairfield Quarry	3301396	0	0	0	0	0	$0	0	no	no	0	0	0

Franklin Gravel	3302940	0	0	0	0	0	$0	0	no	no	0	0	0

Harlan Quarry	1500071	0	0	0	0	0	$236	0	no	no	0	0	0

Hartford Quarry	1500095	0	0	0	0	0	$118	0	no	no	0	0	0

Kentucky Ave Mine	1201762	4	0	0	0	0	$5,702	0	no	no	0	1	1

Kokomo Mine	1202105	0	0	0	0	0	$0	0	no	no	0	0	0

Kokomo Sand	1202203	0	0	0	0	0	$0	0	no	no	0	0	0

Kokomo Stone	1200142	1	0	0	0	0	$959	0	no	no	0	0	0

Noblesville Sand	1201994	0	0	0	0	0	$118	0	no	no	0	0	0

Noblesville Stone	1202176	5	0	0	0	0	$7,239	0	no	no	0	0	1

North Indianapolis Quarry	1201993	2	0	0	0	0	$1,346	0	no	no	0	0	1

Petersburg, Ky Gravel	1516895	0	0	0	0	0	$0	0	no	no	0	0	0

Phillipsburg Quarry	3300006	0	0	0	0	0	$0	0	no	no	0	0	0

Shamrock SG	3304011	0	0	0	0	0	$0	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/ $Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Appendix 1* Legal Actions Resolved During Period (#)

Spring Valley Cook Rd SG	3304534	0	0	0	0	0	236	0	no	no	0	0	0

Troy Gravel	3301678	0	0	0	0	0	118	0	no	no	0	0	0

Waverly Sand	1202038	0	0	0	0	0	118	0	no	no	0	0	0

Xenia Gravel	3301393	0	0	0	0	0	$118	0	no	no	0	0	0

Appling Quarry	901083	0	0	0	0	0	$0	0	no	no	0	0	0

Auburn Al Quarry	100006	0	0	0	0	0	$118	0	no	no	0	0	0

Auburn, GA Quarry	900436	0	0	0	0	0	$0	0	no	no	0	0	0

Augusta, GA Quarry	900065	0	0	0	0	0	$0	0	no	no	0	0	0

Ball Ground Quarry	900955	0	0	0	0	0	$118	0	no	no	0	0	0

Calhoun Quarry	4003395	0	0	0	0	0	$0	0	no	no	0	0	0

Chattanooga Quarry	4003159	0	0	0	0	0	$118	0	no	no	0	0	0

Cumming Quarry	900460	1	0	0	0	0	$558	0	no	no	0	0	0

Douglasville Quarry	900024	0	0	0	0	0	$0	0	no	no	0	0	0

Edgefield Quarry	3800738	0	0	0	0	0	$236	0	no	no	0	0	0

Jefferson Quarry	901106	0	0	0	0	0	$118	0	no	no	0	0	0

Junction City Quarry	901029	0	0	0	0	0	$0	0	no	no	0	0	0

Lithonia Quarry	900023	0	0	0	0	0	$0	0	no	no	0	0	0

Maylene Quarry	100634	0	0	0	0	0	$0	0	no	no	0	0	0

Morgan County	901126	0	0	0	0	0	$0	0	no	no	0	0	0

Newton Quarry	900899	0	0	0	0	0	$354	0	no	no	0	0	0

O’Neal Plant Co 19	103076	0	0	0	0	0	$0	0	no	no	0	0	0

Paulding Quarry	901107	0	0	0	0	0	$236	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/ $Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Appendix 1* Legal Actions Resolved During Period (#)

Perry Quarry	801083	0	0	0	0	0	$0	0	no	no	0	0	0

Red Oak Quarry	900069	0	0	0	0	0	$0	0	no	no	0	0	0

Ruby Quarry	900074	0	0	0	0	0	$0	0	no	no	0	0	0

Six Mile Quarry	901144	0	0	0	0	0	$118	0	no	no	1	1	0

St. Marys Sand Company	901199	0	0	0	0	0	$236	0	no	no	0	0	0

Tyrone Quarry	900306	0	0	0	0	0	$0	0	no	no	0	0	0

Vance Quarry Co 19	103022	0	0	0	0	0	$0	0	no	no	0	0	0

Warrenton Quarry	900580	0	0	0	0	0	$0	0	no	no	0	0	0

Alden Portable Plant #2	1302033	0	0	0	0	0	$281	0	no	no	0	0	0

Alden Portable Sand	1302037	0	0	0	0	0	$472	0	no	no	0	0	0

Alden Quarry	1300228	2	0	0	0	0	$1,648	0	no	no	0	1	1

Ames Mine	1300014	0	0	0	0	0	$1,634	0	no	no	0	0	0

Cedar Rapids Quarry	1300122	1	0	0	0	0	$461	0	no	no	0	1	1

Des Moines Portable (Plant 861)	1300150	1	0	0	0	0	$3,314	0	no	no	0	0	1

Dubois Quarry	2501046	1	0	0	0	0	$500	0	no	no	0	0	2

Durham Mine	1301225	0	0	0	0	0	$2,076	0	no	no	0	0	0

Earlham Quarry (Plant 862)	1302123	1	0	0	0	0	$572	0	no	no	1	0	0

Ferguson Quarry	1300124	0	0	0	0	0	$118	0	no	no	0	0	0

Fort Calhoun Quarry	2500006	1	0	0	0	0	$118	0	no	no	0	0	0

Fort Calhoun UG	2501300	0	0	0	0	0	$0	0	no	no	0	0	0

Fort Dodge Mine	1300032	6	0	0	0	0	$9,795	0	no	no	0	0	1

Greenwood Quarry New	2300141	1	0	0	0	0	$0	0	no	no	0	0	1

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/ $Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Appendix 1* Legal Actions Resolved During Period (#)

Inactive Iowa Grading	1302126	0	0	0	0	0	$0	0	no	no	0	0	0

Iowa Grading	1302316	0	0	0	0	0	$118	0	no	no	0	0	0

Linn County Sand	1302208	0	0	0	0	0	$0	0	no	no	0	0	0

Malcom Mine	1300112	1	0	0	0	0	$1,134	0	no	no	0	0	0

Marshalltown Sand	1300718	0	0	0	0	0	$0	0	no	no	0	0	0

Midwest Division OH	A2354	0	0	0	0	0	$0	0	no	no	0	0	0

Moore Quarry	1302188	0	0	0	0	0	$472	0	no	no	0	0	0

New Harvey Sand	1301778	0	0	0	0	0	$0	0	no	no	0	0	0

North Valley Sand	2501271	0	0	0	0	0	$0	0	no	no	0	0	0

Ottawa Quarry New	1401590	0	0	0	0	0	$0	0	no	no	0	0	0

Pacific Quarry	4500844	2	0	0	0	0	$1,590	0	no	no	0	0	0

Parkville Mine New	2301883	1	0	0	0	0	$361	0	no	no	0	1	1

Pedersen Quarry	1302192	0	0	0	0	0	$0	0	no	no	0	0	0

Portland Quarry	1302122	0	0	0	0	0	$118	0	no	no	0	0	0

Raccoon River Sand	1302315	0	0	0	0	0	$0	0	no	no	0	0	0

Randolph Deep Mine	2302308	1	0	0	0	0	$1,706	0	no	no	0	0	3

Reasnor Sand	1300814	0	0	0	0	0	$0	0	no	no	0	0	0

Saylorville Sand	1302290	0	0	0	0	0	$0	0	no	no	0	0	0

St Cloud Quarry	2100081	0	0	0	0	0	$472	0	no	no	0	0	0

Stamper Mine	2302232	4	0	0	0	0	$4,695	0	no	no	0	0	3

Sully Mine	1300063	0	0	0	0	0	$1,062	0	no	no	0	0	0

Sunflower Qy Co 61	1401556	2	0	0	0	0	$236	0	no	no	0	0	0

Weeping Water Mine	2500998	3	0	0	0	0	$5,857	0	no	no	1	3	3

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/ $Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Appendix 1* Legal Actions Resolved During Period (#)

West Center Sand	2501231	0	0	0	0	0	$0	0	no	no	0	0	0

Yellow Medicine Quarry	2100033	2	0	0	0	0	$163	0	no	no	0	0	0

Beckmann Quarry	4101335	1	0	0	0	0	$2,282	0	no	no	2	2	0

Bedrock Sand Gravel	4103283	2	0	0	0	1	$944	0	no	no	2	3	1

Bells Savoy SG	4104019	0	0	0	0	0	$1,121	0	no	no	0	0	0

Black Rock Quarry	300011	0	0	0	0	0	$354	0	no	no	0	0	0

Black Spur Quarry	4104159	0	0	0	0	0	$738	0	no	no	0	1	1

Blake Quarry	1401584	2	0	0	0	1	$1,383	0	no	no	1	1	0

Bridgeport Stone	4100007	0	0	0	0	0	$826	0	no	no	0	0	0

Broken Bow SG	3400460	2	0	0	0	0	$1,063	0	no	no	0	0	0

Chico Quarry	4103360	0	0	0	0	0	$0	0	no	no	0	0	0

Davis Quarry	3401299	1	0	0	0	0	$882	0	no	no	0	0	0

Garfield SG	4103909	0	0	0	0	0	$354	0	no	no	0	0	0

Garwood Gravel	4102886	5	0	0	0	0	$2,913	0	no	no	0	0	0

GMS TXI	C335	0	0	0	0	0	$0	0	no	no	0	0	0

Hatton Quarry	301614	0	0	0	0	0	$0	0	no	no	0	0	0

Helotes	4103137	0	0	0	0	0	$0	0	no	no	0	1	1

Highway 211 Quarry	4103829	0	0	0	0	0	$118	0	no	no	1	1	0

Hondo	4104708	3	0	0	0	0	$2,551	0	no	no	1	5	4

Hondo West	4104090	0	0	0	0	0	$0	0	no	no	0	0	0

Hugo Quarry	3400061	0	0	0	0	0	$0	0	no	no	0	0	0

Hunter Stone	4105230	0	0	0	0	0	$236	0	no	no	0	0	0

Idabel Quarry	3400507	0	0	0	0	0	$0	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/ $Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Appendix 1* Legal Actions Resolved During Period (#)

Jena Aggregates	1601298	0	0	0	0	0	$0	0	no	no	0	0	0

Jones Mill Quarry	301586	0	0	0	0	0	$354	0	no	no	0	0	0

Medina Rock Rail	4105170	0	0	0	0	0	$620	0	no	no	0	0	0

Mill Creek Limestone	3401859	2	0	0	0	0	$675	0	no	no	0	0	0

Mill Creek Quarry	3401285	0	0	0	0	0	$118	0	no	no	1	1	0

Perryville Aggregates	1601417	0	0	0	0	0	$118	0	no	no	0	0	0

Poteet Sand	4101342	0	0	0	0	0	$472	0	no	no	0	0	0

Rio Medina	4103594	1	0	0	0	0	$1,047	0	no	no	0	0	0

San Pedro Quarry	4101337	0	0	0	0	0	$354	0	no	no	0	0	0

Sawyer Quarry	3401634	0	0	0	0	0	$545	0	no	no	0	0	0

Smithson Valley Quarry	4104108	0	0	0	0	0	$236	0	no	no	0	0	0

Snyder Quarry	3401651	0	0	0	0	0	$826	0	no	no	0	0	1

South Texas Port #2	4104204	0	0	0	0	0	$118	0	no	no	0	0	0

Tin Top SG	4102852	1	0	0	0	0	$0	0	no	no	0	0	0

Washita Quarry	3402049	1	0	0	0	0	$481	0	no	no	0	0	0

Webberville	4104363	0	0	0	0	0	$387	0	no	no	0	0	0

Woodworth Aggregates	1601070	0	0	0	0	0	$0	0	no	no	0	0	0

Cottonwood Sand Gravel	504418	0	0	0	0	0	$0	0	no	no	0	0	0

Fountain Sand Gravel	503821	0	0	0	0	0	$151	0	no	no	0	0	0

Granite Canyon Quarry	4800018	0	0	0	0	0	$118	0	no	no	0	0	0

Greeley 35th Ready Mix	503215	0	0	0	0	0	$0	0	no	no	0	0	0

Greeley 35th Sand Gravel	504613	0	0	0	0	0	$0	0	no	no	0	0	0

Guernsey Quarry	4800004	2	0	0	0	0	$236	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/ $Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Appendix 1* Legal Actions Resolved During Period (#)

Milford Quarry Utah	4202177	1	0	0	0	0	$1,255	0	no	no	0	0	0

Parkdale Quarry	504635	2	0	0	0	0	$1,262	0	no	no	0	0	0

Parsons Sand Gravel	504382	1	0	0	0	0	$756	0	no	no	0	0	0

PC Portable Plant 4	4801565	0	0	0	0	0	$0	0	no	no	0	0	0

Penrose Sand and Gravel	504509	0	0	0	0	0	$269	0	no	no	0	0	0

Portable Crushing	503984	0	0	0	0	0	$118	0	no	no	0	0	0

Portable Plant 1	504359	0	0	0	0	0	$118	0	no	no	0	0	0

Portable Plant 21	504520	0	0	0	0	0	$0	0	no	no	0	0	0

Red Canyon Quarry	504136	1	0	0	0	0	$1,340	0	no	no	0	0	0

Riverbend Sand Gravel	504841	0	0	0	0	0	$118	0	no	no	0	0	0

Spanish Springs Quarry Co 2	2600803	6	0	0	0	1	$5,772	0	no	no	0	0	0

Spec Agg Quarry	500860	5	0	0	0	0	$3,561	0	no	no	0	1	1

Taft Sand Gravel	504526	1	0	0	0	0	$1,062	0	no	no	0	0	0

Taft Shop	504735	0	0	0	0	0	$0	0	no	no	0	0	0

Hunter Cement	4102820	1	0	0	0	0	$5,829	0	no	no	2	2	0

Midlothian Cement	4100071	2	0	0	0	0	$5,297	0	no	no	3	2	2

Geology and Exploration	B7127	0	0	0	0	0	$0	0	no	no	0	0	0

Woodville Stone	3300156	3	0	0	0	0	$3,348	0	no	no	1	2	5

TOTAL		106	0	1	0	3	$138,877	0			17	30	37

*

Of the 17 legal actions pending on December 31, 2018, 10 were contests of citations or orders referenced in Subpart B of CFR Part 2700, which includes contests of citations and orders issued under Section 104 of the Mine Act and contests of imminent danger orders under Section 107 of the Mine Act and 7 were contests of proposed penalties referenced in Subpart C of 29 CFR Part 2700, which are administrative proceedings before the Commission challenging a civil penalty that MSHA has proposed for the violation contained in a citation or order.